U.S. SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                          __________________


                               FORM 8-K

                             CURRENT REPORT
                     Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934


                           __________________


           Date of Report (Date of earliest event reported):
                              May 14, 1998

                                MVSI, Inc.
         (Exact name of registrant as specified in its charter)


                           __________________


            Delaware                 0-26614                 54-1707718
(State or other jurisdiction of    (Commission            (I.R.S. Employer
 incorporation or organization)    File Number)          Identification No.)

    8133 Leesburg Pike, Suite 750, Vienna, VA                   22182
    (Address of principal executive offices)                  (Zip code)



             Registrant's telephone number, including area code:
                               (703) 356-5353


       Former name or former address, if changed since last report:
                                    n/a

                                 MVSI, INC.

                 INFORMATION TO BE INCLUDED IN THE REPORT


  Item 1.   Changes in Control of Registrant.

            None.


  Item 2.   Acquisition or Disposition of Assets.

            None.


  Item 3.   Bankruptcy or Receivership.

            None.


  Item 4.   Changes in Registrant's Certifying Accountant.

            None.


  Item 5.   Other Events.

            Registrant issued a press release, dated May 14, 1998, which press release is attached hereto as Exhibit 1 and is incorporated herein by reference as if set forth verbatim in this Item 5.


  Item 6.   Resignation of Registrant's Directors.

            None.


  Item 7.   Financial Statements, Pro Forma Financial Information and
            Exhibits.

            Exhibit 1.  Registrant's Press Release, dated May 14, 1998.


  Item 8.   Change in Fiscal Year.

            None.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    MVSI, INC.
                                              ---------------------

Date: June 23, 1998                            By: /s/Paul W. Richter
                                          President and Chief Operating
                                               Officer, Director

Exhibit 1:

                           [COMPANY LETTERHEAD]

FOR IMMEDIATE RELEASE


            MVSI ANNOUNCES RESULTS FOR SECOND QUARTER FY 1998

    MVSI, Inc. (Nasdaq Symbol: "MVSI"), a Washington, D.C. broad-based technology company, announced today its financial results for its second quarter of FY 1998. These results reflect the discontinuance as of March 31, 1998 of MVS Modular Vision Systems, Inc., the Canadian subsidiary of the Company.

    With respect to continuing operations, revenues for the quarter were $14,823,275 representing an increase of $6,660,648 or 82% compared to $8,162,627 (restated) recorded in the second quarter of FY 1997. The Company experienced a net loss of $359,294 as compared to net income of $504,022 (restated) recorded in the second quarter FY 1997. A summary table of financial results is set forth at the end of this Press Release.

    For the six months ending March 31, 1998, revenues were $27,536,800 representing an increase of $12,614,133 or 85% from the $14,922,667 recorded for the six months ending March 31, 1997.

    The discontinuance of the MVS operations resulted in a one-time write off of $4,479,822, net of taxes, and when coupled with the loss from discontinued operations of $1,250,052 for the six months ended March 31, 1998, resulted in a total charge against earnings of $5,729,874.

    Chairman and Chief Executive Officer Edward Ratkovich stated "We have turned our business focus to software development and maintenance, especially in Year 2000 (Y2K) remediation, testing and assessment, and to information technologies (IT) services, in order to achieve higher profit margins and profitability for the remainder of FY 1998 and beyond. We entered the software development business in late 1997 with the acquisition of Technet Computer Services, Inc. Since the acquisition, we have significantly augmented Technet's considerable domestic and off-shore software programming capabilities with personnel and hardware resources, particularly in Y2K. As a result, Technet has been awarded several Y2K projects since the first of the year, and we are now awaiting the outcome of a number of Y2K proposals and bids recently submitted to clients for their consideration. In fact, we are conducting discussions and submitting proposals on Y2K and other software projects almost daily. According to our current experience, the demand for Y2K services is growing dramatically as corporations and governments realize that time and qualified resources to fix this problem are less with every passing day. In addition to Y2K opportunities, Technet is experiencing a growing demand for its SAP and PeopleSoft capabilities. We anticipate that Technet will have over 100 software engineers, dedicated to SAP and PeopleSoft software implementation projects, at work for corporate and government customers by the fall of this year. The anticipated growth in SAP and PeopleSoft work along with the anticipated demand for Technet's considerable Y2K capabilities portends a bright future for Technet."

    Chairman Ratkovich continued, "We are very confident that we are pursuing the most profitable business lines and, we have the resources, expertise and strategic plan to capitalize on it. We have either eliminated or substantially reduced our exposure in those business lines with continually decreasing profit margins or where we have been unable to achieve acceptable profit margins. As a result, we believe that MVSI is well poised to achieve profitability in the near future."

    "In addition to the foregoing, Technet is teaming with other established Y2K remediation companies to broaden our prospects for securing Y2K remediation contracts for Technet in the U.S. and Canada. MVSI has also retained a consulting firm in Ottawa to assist in identifying opportunities for Y2K work with the Canadian Federal Government and Province of Ontario. Technet will use the Company's Montreal facility as a software development center for any Canadian Y2K projects. MVS software engineers will be recruited for these projects."

    "The Company's two computer products resellers, JMR Distributors, Inc. and Expert, Inc., which are experiencing steadily decreasing margins in their businesses, will be merged into our IT subsidiary, Socrates Technologies, Inc.(Socrates) within the next 30 days. The new consolidated companies will operate under the "Socrates Technologies" name and will concentrate on the higher profit margin areas, such as technology training and computer services, currently being promoted by Socrates. Socrates will continue the reseller business as a secondary business line to its core IT business, but will refocus the reseller businesses from wholesale distribution to the more profitable business of retail sales to corporations and governments."

    "MVSI is supporting Socrates' aggressive strategy to expand its IT business and markets. As part of the consolidation of the computer products reseller subsidiaries into Socrates, Expert will move into a new 14,000 sq. foot office, warehouse, service and training facility in Long Island City, New York within the next 30 days, and will transition from a computer hardware reseller to a one-stop IT services and products provider for corporations and governments in the greater New York City area. This new location will also serve as a base for further expansion by Socrates into the New England area later this year. By the end of 1999, Socrates intends to be a major IT provider in most of the major east coast metropolitan markets. Socrates' recent award of a $10 million computer products and services contract from a large corporation is evidence of our commitment and growing success in penetrating the more profitable area of being a major IT provider to corporations and governments," Chairman Ratkovich concluded.

    Effective March 31, 1998, MVSI has discontinued the unprofitable machine vision operations of its Canadian subsidiary, MVS Modular Vision Systems, Inc. (MVS). The ongoing financial crisis in the Far East market for MVS' microcomputer chip inspection scanners has continued to produce losses at MVS. As a result, MVSI management has concluded it can no longer jeopardize the promising potential of its IT and software development businesses by continuing to support MVS. The discontinuance of MVS operations will require the completion of certain contractual obligations and shipment of ordered systems.

    Chairman Ratkovich stated "Although we continue to believe in the potential of MVS, the long sales cycles for its welding systems, the collapse of the Far East market for MVS inspection scanners and the higher profit margins of software development and IT services and products argue for MVSI to focus on software development and the IT business. These growing areas of our business require more and more resources and manpower and we have been forced, both by MVS' losses and the clear potential of our other business lines, to make a choice between remaining in the machine vision business or devoting our resources to the substantially greater profit potential of the software development and IT businesses and discontinuing machine vision operations. The best interests of our stockholders require us to focus on those areas with the greatest potential for making profits. As part of the discontinuance plan for MVS, we may sell some or all of its assets to recoup part of our investment in MVS. As of the date of this press release, there can no assurances that we will be able to sell any of MVS' assets or will obtain consideration in any such sale that will be sufficient to recoup any portion of our investment in MVS."

    Statements made in this Press Release that are not historical or current facts are "forward looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Actual risks and results may vary significantly based on a number of factors, including, but not limited to: risks in products and technological developments; market acceptance of new products and continuing product demand; the impact of competitive products and pricing; and other factors mentioned in the Company's current and future filings with the Securities and Exchange Commission and public announcements.

    For additional public information on MVSI, Inc., please contact the Company at its principal executive offices at 8133 Leesburg Pike, Suite 750, Vienna, Virginia 22182, Telephone (703) 356-5353 and (703) 356-5354 facsimile.

        3 Mos. To:                   Mar.31'98              *Mar.31 '97
   ------------------------   ----------------------  ----------------------
Revenues                      14,823,275               8,162,627
Inc. (Loss) fr. Contng. Ops.    (359,294)                504,022
Discontd. Opers.              (5,228,317)                104,081
Net Income (Loss)             (5,587,611)                608,103
Shs. Earns.:
Fr. Contng. Opers.
    Basic                         $(0.02)                  $0.05
    Diluted                       $(0.02)                  $0.05
Discontd. Opers.
    Basic                         $(0.33)                  $0.01
    Diluted                       $(0.33)                  $0.01
Net Income (Loss)
    Basic                         $(0.35)                  $0.06
    Diluted                       $(0.35)                  $0.06


<F1>
* Reclassified to reflect discontinued operations.


         6 Mos. To:                  Mar.31'98              *Mar.31 '97
   ------------------------   -----------------------  ----------------------
Revenues                      27,536,800               14,922,667
Inc. (loss) fr. Contng. Ops:    (421,298)                 934,833
Discontd. Opers.:             (5,729,874)                 273,398
Net  Income (Loss)            (6,151,172)               1,208,231
Shs. Earns.:
Fr. Contng. Opers.:
     Basic                        $(0.03)                   $0.09
     Diluted                      $(0.03)                   $0.08
Discontd. Opers.
     Basic                        $(0.40)                   $0.02
     Diluted                      $(0.40)                   $0.02
Net Income (Loss)
     Basic                        $(0.43)                   $0.11
     Diluted                      $(0.43)                   $0.10

<F1>
* Reclassified to reflect discontinued operations.